Exhibit 99.1

Press Release For Immediate Release	Contact: Christopher D. Myers President and CEO (909) 980-4030

CVB Financial Corp. Announces Hiring of E. Allen Nicholson as Chief Financial Officer

Ontario, CA, May 4, 2016 – CVB Financial Corp. (“CVBF”), the holding company for Citizens Business Bank (“CBB”), is pleased to announce that E. Allen Nicholson has been hired as the new Chief Financial Officer for CVBF and CBB (collectively, the “Company”).

Mr. Nicholson will replace Richard C. Thomas, the Company’s current Chief Financial Officer, who decided to retire from the Company, effective on July 1, 2016. Mr. Thomas’ retirement was previously disclosed by the Company in a Form 8-K dated April 27, 2016. Mr. Nicholson is expected to commence employment with the Company on June 1, 2016, so that he will have the opportunity to consult with Mr. Thomas in order to ensure a smooth transition.

Mr. Nicholson, 49, started his career as a certified public accountant and auditor with Coopers & Lybrand LLP. Thereafter, for the next thirteen years, Mr. Nicholson served in various finance roles at Mellon Financial and its successor, BNY Mellon. He concluded his career at BNY Mellon as the Chief Financial Officer of Mellon 1st Business Bank, which at the time had $3.5 billion in total assets, and as the Chief Financial Officer of BNY Mellon Wealth Management’s National Banking Business Line. Following the sale of Mellon 1st Business Bank to U.S. Bank Corp. in 2008, Mr. Nicholson joined 1st Enterprise Bank as its Chief Financial Officer. As a de novo, the bank grew to approximately $800 million in assets when Mr. Nicholson departed in late 2014 in connection with its acquisition by CU Bancorp. Mr. Nicholson most recently has served as Executive Vice President and Chief Financial Officer of Pacific Premier Bank and its holding company, Pacific Premier Bancorp Inc., which is a publicly-traded financial institution with approximately $3.5 billion in assets headquartered in Irvine, California. Mr. Nicholson received his bachelor’s degree in accounting from the University of Dayton and his MBA from Virginia Tech.

Chris Myers, President and Chief Executive Officer of the Company, stated: “We are very fortunate to be able to hire a CFO with the caliber and industry experience of Allen Nicholson. I have known Allen personally for many years and had the opportunity to work with him directly when we both were officers of Mellon 1st Business Bank. He is a first class talent, and we are excited to have him join our executive leadership team here at CVBF and CBB.”

Mr. Myers continued, “I also want to take this opportunity to express our gratitude, on behalf of myself and our Board of Directors, to Rich Thomas for his five and half years of outstanding service to CVBF and CBB. Rich joined CVBF in late 2010, a difficult time for the financial services industry. He helped steer the Company through that period to achieve the positive record of success that we are presently experiencing, as well as to build a strong foundation for the future. We wish him well in retirement and look forward to his continued assistance and support as he transitions to a consulting role for the Company over the remainder of 2016.”

Corporate Overview

CVB Financial Corp. (“CVBF”) is the holding company for Citizens Business Bank. The Bank is the ninth largest bank holding company headquartered in California with assets of approximately $7.9 billion. CVBF recently earned the ranking of “Best Bank in America” according to Forbes’ America’s Best Banks 2016. Citizens Business Bank has 44 Business Financial Centers, eight Commercial Banking Centers, and three trust office locations serving the Inland Empire, Los Angeles County, Orange County, San Diego County, Ventura County, Santa Barbara County and the Central Valley area of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol “CVBF.” For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the “Investors” tab.

Certain matters set forth herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations and our future financial position and operating results. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance and/or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to, all the risk factors set forth in the Company’s public reports, including its Annual Report on Form 10-K for the year ended December 31, 2015, and particularly the discussion of risk factors within that document. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law.